EXHIBIT 2.3

New York State
Department of State
DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE
One Commerce Plaza, 99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
DING688 INC.
Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is: DING688 INC.

If the name of the corporation has been previously changed, the name under which it was originally formed is:

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SECOND: The date of filing of the certificate of incorporation with the Department of State is:
NOVEMBER 7, 2025

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THIRD: The amendment effected by this certificate of amendment is as follows:
The subject matter and full text of each amended paragraph must be stated.

Paragraph FOURTH of the Certificate of Incorporation relating to authorized shares of capital stock, increasing Common Stock, without par value, from 200 shares to 30,000,000 shares by the addition of 29,999,800 shares, is amended to read in its entirety as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 30,000,000 shares of Common Stock, without par value.

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DOS-1554-f (Rev. 03/17)                                       Page 1 of 3

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[Filed with the NYS Department of State on 02/13/2026]
[Filing Number: 260224000779 DOS ID: 7754456]
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Paragraph ________ of the Certificate of Incorporation relating to

_________________________________________________________________________

is amended to read in its entirety as follows:

_________________________________________________________________________

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

 [X] The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

 [ ] The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

      /s/ Dingshan Zhang
  X ___________________________           Dingshan Zhang
            (Signature)                       (Name of Signer)

                                          Chief Executive Officer
                                          _______________________
                                              (Title of Signer)

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DOS-1554-f (Rev. 03/17)                                       Page 2 of 3

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[Filed with the NYS Department of State on 02/13/2026]
[Filing Number: 260224000779 DOS ID: 7754456]
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CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Ding688 Inc.
Under Section 805 of the Business Corporation Law

Filer's Name and Mailing Address:

Name:               Dingshan Zhang
Company, if Applicable: Ding688 Inc.
Mailing Address:    149-11 41st Ave, Flushing, NY 11354

NOTES:
1. The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State's website at www.dos.ny.gov.
2. This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
3. The Department of State recommends that all documents be prepared under the guidance of an attorney.
4. The certificate must be submitted with a $60 filing fee.

For Office Use Only

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DOS-1554-f (Rev. 03/17)                                       Page 3 of 3

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[Filed with the NYS Department of State on 02/13/2026]
[Filing Number: 260224000779 DOS ID: 7754456]
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